Exhibit 99.2

NEWS…	Contact:	Lisa Hathcoat
April 26, 2006		(813) 282-1225
FOR IMMEDIATE RELEASE

OSI RESTAURANT PARTNERS, INC.
ANNOUNCES QUARTERLY DIVIDEND

Tampa, Florida, April 26, 2006 -- The Board of Directors of OSI Restaurant Partners, Inc. (NYSE: OSI) at its regular meeting held on April 25, 2006, declared a quarterly dividend of $0.13 per share of the Company’s common stock. The dividend is payable on June 2, 2006 to shareholders of record as of May 19, 2006.

The OSI Restaurant Partners, Inc. restaurant system operates 926 Outback Steakhouses, 205 Carrabba's Italian Grills, 103 Bonefish Grills, 40 Fleming’s Prime Steakhouse and Wine Bars, 21 Roy’s, four Lee Roy Selmon’s and 32 Cheeseburger in Paradise restaurants in 50 states and 21 countries internationally.

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